UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                         Date of Report: April 25, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                      51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
SCOTTSDALE,  ARIZONA                                             85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code     (480)  754-3425

ITEM  5.  OTHER  EVENTS.

On April 25, 2000, the Company issued a press release relating to its financial results for the first quarter of 2000, a copy of which is filed herewith as
Exhibit  99.1.

On April 25, 2000, the Company issued a press release announcing the agreement to purchase Coast brand soap from The Proctor & Gamble Company, a copy of which is filed herewith as Exhibit 99.2.

ITEM  7.
     (C)  Exhibits
          (99.1) Press Release of the Company dated April 25,2000. (99.2) Press Release of the Company dated April 25,2000.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
May  2,  2000


/s/ Susan  J.  Riley
    Executive  Vice  President  and  Chief  Financial  Officer


EXHIBIT 99.1.


     CYNTHIA  DEMERS  --  CORPORATE  AND  GOVERNMENT  AFFAIRS
     480.754.4090

     BOB  FULTON  --  INVESTOR  RELATIONS
     480.754.1016




           DIAL REPORTS FIRST QUARTER 2000 EARNINGS PER SHARE OF $0.23
                            ON $373 MILLION IN SALES


SCOTTSDALE, ARIZ., APRIL 25, 2000 - The Dial Corporation (NYSE: DL) announced today earnings per share of $0.23 for the quarter ended April 1, 2000, in line with revised guidance released on March 10, 2000. Net income was $21.5 million, or $0.23 per share (diluted), versus $25.9 million, or $0.26 per share (diluted), in the first quarter of 1999. The year-over-year reduction in operating results was caused mainly by lower than expected sales and gross margin as previously disclosed.
     Net sales for the quarter, as consolidated, declined 6.5 percent to $373.1 million from $398.9 million in the first quarter of 1999. Net sales, including the Dial/Henkel LLC joint venture, were down 2 percent for the quarter.
     Gross margin for the quarter was up 20 basis points to 49.5 percent. Gross margin was positively impacted by improvements in manufacturing and procurement but offset by the reduced overhead absorption associated with lower sales, increasing costs of petroleum that affects, among other things, transportation and distribution expenses, and the mix of products sold. Dial's portion of the loss in the Dial/Henkel LLC joint venture reduced earnings by $0.7 million in the quarter. The Company benefited from a reduction in the tax rate to 34.5 percent from 36.3 percent.
     "This  has  been  a  frustrating period for a company that has enjoyed more than three years of earnings growth," said Mal Jozoff, Chairman and CEO of Dial. "However, our core business market shares remain strong and we remain confidentwe can work through the short-term issues which impacted this quarter. The strong new product programs lined up for the back half of the year, plus the two strategic acquisitions we recently announced, make us confident Dial will recover."
     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels, Freeman Cosmetics and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, please access the Company's Web site at www.dialcorp.com or call the Dial Consumer Information Center at 1-800-528-0849.
                                       ###




                              THE DIAL CORPORATION
                              SUMMARY OF OPERATIONS
                                    Unaudited

                             In millions, except for per share data
                                         QUARTER ENDED
                                         -------------

                                                  APRIL 1, 2000   APRIL 3, 1999
                                                ---------------  --------------
Net Sales. . . . . . . . . . . . . . . . . . .  $        373.1   $        398.9
                                                ---------------  --------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . .           188.5            202.4
  Selling, general and administrative expenses           141.4            147.5
                                                ---------------  --------------
                                                         329.9            349.9

Operating income . . . . . . . . . . . . . . .            43.2             49.0

  Interest and accretion expense . . . . . . .             9.7              8.4
  Net Earnings (Loss) of Joint Venture . . . .            (0.7)               -
                                                ---------------  --------------

Income before income taxes . . . . . . . . . .            32.8             40.6

  Income taxes . . . . . . . . . . . . . . . .            11.3             14.7
                                                ---------------  --------------

Net income . . . . . . . . . . . . . . . . . .  $         21.5   $         25.9
                                                ===============  ==============

Basic earnings per share . . . . . . . . . . .  $         0.23   $         0.26
                                                ===============  ==============

Diluted earnings per share . . . . . . . . . .  $         0.23   $         0.26
                                                ===============  ==============

Basic shares outstanding . . . . . . . . . . .            94.0             98.8

  Common share equivalents . . . . . . . . . .             0.6              2.1
                                                ---------------  --------------

Diluted shares outstanding . . . . . . . . . .            94.6            100.9
                                                ===============  ==============



                              THE DIAL CORPORATION
                              SUMMARY OF NET SALES
                                    Unaudited


                                                In millions
                                               QUARTER ENDED
                                               -------------


                                        APRIL 1, 2000   APRIL 3, 1999
                                       --------------  --------------
Dial. . . . . . . . . . . . . . . . .  $         83.2  $         88.9
Purex . . . . . . . . . . . . . . . .           112.7           119.2
Renuzit . . . . . . . . . . . . . . .            50.8            49.9
Armour. . . . . . . . . . . . . . . .            44.7            54.3
Specialty Personal Care . . . . . . .            27.1            26.8
                                       --------------  --------------
  Total Domestic Branded. . . . . . .           318.5           339.1
International . . . . . . . . . . . .            38.5            43.7
Commercial Markets & Other. . . . . .            16.1            16.1
                                       --------------  --------------

Total reported - The Dial Corporation  $        373.1  $        398.9
                                       ==============  ==============

Net Sales of Dial/Henkel, LLC,
   an unconsolidated joint venture. .  $         17.8  $            -
                                       --------------  --------------

Total Sales
   reported and unconsolidated. . . .  $        390.9  $        398.9
                                       ==============  ==============




                              THE DIAL CORPORATION

                             CONDENSED BALANCE SHEET
                                    Unaudited

                                                          In millions
                                                       APRIL 1,   DEC. 31,
                                                        2000       1999
                                                     ----------  ---------
ASSETS
Current assets. . . . . . . . . . . . . . . . . . .  $   393.1   $  332.5
Non-current assets. . . . . . . . . . . . . . . . .      928.7      937.2
                                                     ----------  ---------

     Total assets . . . . . . . . . . . . . . . . .  $ 1,321.8   $1,269.7
                                                     ==========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities . . . . . . . . . . . . . . . .  $   331.2   $  318.0
Long-term liabilities . . . . . . . . . . . . . . .      646.0      540.4
Stockholders' equity. . . . . . . . . . . . . . . .      344.6      411.3
                                                     ----------  ---------

     Total liabilities and stockholders' equity . .  $ 1,321.8   $1,269.7
                                                     ==========  =========



                         CONDENSED STATEMENT OF CASH FLOWS
                                      Unaudited
                                     In millions
                                                          QUARTER ENDED
                                                          -------------
                                                         APRIL 1, APRIL 3,
                                                          2000      1999
                                                     ----------  ---------
Net income. . . . . . . . . . . . . . . . . . . . .  $    21.5   $   25.9
Adjustments to reconcile net income to net cash
  provided (used) by operating activities
  Depreciation and amortization . . . . . . . . . .       12.4       10.5
  Deferred income taxes . . . . . . . . . . . . . .        5.2        9.3
  Change in operating assets and liabilities:
   Receivables. . . . . . . . . . . . . . . . . . .       16.9        8.8
   Inventories. . . . . . . . . . . . . . . . . . .      (17.7)     (11.6)
   Trade accounts payable . . . . . . . . . . . . .      (30.7)     (19.5)
   Other assets and liabilities, net. . . . . . . .      (37.0)     (22.9)
                                                     ----------  ---------
Net cash provided (used) by operating activities. .      (29.4)       0.5

Net cash used by investing activities . . . . . . .       (9.5)      (1.8)

Net cash provided (used) by financing activities. .       38.0       (5.8)
                                                     ----------  ---------

Net decrease in cash and cash equivalents . . . . .       (0.9)      (7.1)
Cash and cash equivalents, beginning of year/period        6.1       12.4
                                                     ----------  ---------

Cash and cash equivalents, end of period. . . . . .  $     5.2   $    5.3
                                                     ==========  =========


EXHIBIT 99.2.

     CYNTHIA  DEMERS  --  CORPORATE  AND  GOVERNMENT  AFFAIRS
     480.754.4090

     BOB  FULTON  --  INVESTOR  RELATIONS
     480.754.1016






                         DIAL TO ACQUIRE THE COAST BRAND
                              FROM PROCTER & GAMBLE

SCOTTSDALE, ARIZ., APRIL 25, 2000 - The Dial Corporation (NYSE: DL) announced today that it has agreed to acquire the Coast brand from The Procter & Gamble Company (NYSE: PG). The agreement calls for Dial to purchase assets relating to the Coast business, which consist primarily of trademarks, equipment and finished product inventory. Terms of the transaction were not disclosed.
     "We are excited about adding Coast to our portfolio of personal care products," said Mal Jozoff, Dial's Chairman and CEO. "Coast has tremendous brand equity and stable retail distribution. As we integrate Coast, we will realize important efficiencies, particularly in manufacturing. This brand is an excellent fit for Dial."
     The acquisition is expected to be neutral to Dial's earnings in 2000 and slightly accretive in 2001. The acquisition, which is subject to certain closing conditions and approvals, is expected to be completed by early June.
     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels, Freeman Cosmetics and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.
     Procter & Gamble manufactures over 300 brands to 5 billion consumers in 140 countries. Its beauty care brands include Olay, Safeguard, Zest, Clearasil, Noxzema, Secret, Old Spice, Pantene Vidal Sassoon, Cover Girl and Max Factor.
                                       ###